Exhibit 10.16

EXECUTION

AMENDMENT TO GRANT AGREEMENT

THIS AMENDMENT TO GRANT AGREEMENT (this “Amendment”), is made this 30th day of December (the “Effective Date”), 2012 between KELLWOOD COMPANY (“Company”) and Jill Granoff (the “Optionee”).

WHEREAS, the Optionee holds certain options to acquire common stock of Company (the “Options”) pursuant to that certain Grant Agreement pursuant to the 2010 Stock Option Plan of Kellwood Company, dated as of May 4, 2012 (the “Option Agreement”);

WHEREAS, the exercise price of the Options was erroneously established at less than the fair market value of the underlying stock on the date of grant. Pursuant to the relief provided under Section IV. D of Notice 2008-113, the parties desire to increase the exercise price on these Options from $1.00 per share to $150.78;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this Amendment to the Option Agreement (this “Amendment”).

1. This Amendment is effective immediately as of the Effective Date.

2. Section 3 of the Option Agreement is hereby amended to replace the phrase “$1.00” with the phrase “$150.78”.

3. The Company shall timely file with its original federal income tax return for 2012 the statement required by Section IX.A of Notice 2008-113 and shall make reasonable efforts to comply with the other requirements of such Section IX.A.

4. This Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, executed by all parties.

5. This Amendment shall in no way modify, alter, change or otherwise delete any provision of the Option Agreement, unless specifically done so by the terms of this Amendment, and all the remaining provisions of the Option Agreement shall remain in full force and effect. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date written below and upon full execution by all parties, this First Amendment shall be effective as set forth in Section 1 above.

OPTIONEE

/s/ Jill Granoff

Date:	12/30/12

COMPANY

/s/ Keith Grypp

By:	Keith Grypp

Its:	Sr. Vice President

Date:	12/30/2012

Signature Page to Amendment to Grant Agreement Pursuant to Notice 2008-113